EXHIBIT 10.1

AMENDMENT NO. 2 TO THE HEARTSCIENCES INC.
2023 EQUITY INCENTIVE PLAN

WHEREAS, the Board of Directors and shareholders of HeartSciences Inc. (the “Company”) have previously adopted the HeartSciences Inc. 2023 Equity Incentive Plan (the “Plan”);

WHEREAS, on May 17, 2024, the Corporation effected a 1-for-100 reverse stock split (the “Reverse Stock Split”) of its outstanding shares of common stock, $0.001 par value per share (the “Common Stock”), thereby causing the number of shares of Common Stock issuable under the Plan to be eighty-five thousand (85,000) shares;

WHEREAS, pursuant to Section 3(a) of the Plan, a total of: (i) eighty five thousand (85,000) shares of Common Stock; and (ii) 303,179 shares of Common Stock, which is twenty-five percent (25%) of the total number of shares of all classes of common stock and preferred stock, as converted to common stock of the Company outstanding on the last day of the 2025 fiscal year (the “Evergreen Shares”) issuable under the Plan, are currently reserved for issuance under the Plan;

WHEREAS, the Company desires to increase the number of shares of Common Stock issuable under the Plan from eighty five thousand (85,000) plus the Evergreen Shares collectively, to one million (1,000,000) shares, including shares previously issued thereunder; and

WHEREAS, the Company desires to make certain other changes to the Plan as more fully discussed below, and Section 19 of the Plan permits the Company to amend the Plan from time to time, subject to certain limitations specified therein.

NOW, THEREFORE, the following amendments and modifications are hereby made a part of the Plan:

1. Section 3(a) of the Plan is hereby amended and restated in its entirety to read as follows:

“(a) Reservation of Shares. Subject to the provisions of Section 13 of the Plan and the following sentence, the maximum aggregate number of Shares that may be issued under the Plan is 1,000,000 Shares. The number of Shares available for issuance under the Plan will be subject to automatic increase on the first day of each Fiscal Year beginning with Fiscal Year beginning May 1, 2026, so that the number of Shares available for issuance under the Plan is equal to the least of:

(i) Twenty five percent (25%) of the total number of shares of all classes of common stock and preferred stock as converted to common stock of the Company outstanding on the last day of the immediately preceding Fiscal Year, and

(ii) a lesser number of Shares determined by the Administrator.”

2. Section 19 of the Plan is hereby amended and restated in its entirety to read as follows:

“Amendment and Termination of the Plan.

(a) Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b) Shareholder Approval. The Company will obtain shareholder approval of the Plan and any Plan amendment to the extent necessary or desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan or any Award will materially adversely impair the rights of any Participant or beneficiary under any Award theretofore granted under the Plan, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company except (x) to the extent any such action is made to cause the Plan to comply with Applicable Law, stock market or exchange rules and regulations or accounting or tax rules and regulations, or (y) to impose any “clawback” or recoupment provisions on any Awards (including any amounts or benefits arising from such Awards) in accordance with Section 22. The Administrator shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including the events described in Section 13) affecting the Company, or the financial statements of the Company, or of changes in Applicable Laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.”

3. Section 23 of the Plan is hereby amended and restated in its entirety to read as follows:

“Shareholder Approval. The Plan (or any material amendment thereof) will be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such shareholder approval will be obtained in the manner and to the degree required under Applicable Laws, including without limitation Section 422 of the Code. In the event that shareholder approval is not obtained within twelve (12) months after the date the Plan (or any material amendment thereof) is adopted by the Board, all Incentive Stock Options granted under the Plan shall be deemed to be Nonstatutory Stock Options and shall continue to be in effect. Notwithstanding any other provisions of the Plan, any Awards made under the Plan shall continue to be in effect irrespective of shareholder approval.”

In all other respects, the Plan, as amended, is hereby ratified and confirmed and shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has executed this Amendment No. 2 to the Company’s 2023 Equity Incentive Plan as of July 9, 2025.

HEARTSCIENCES INC.

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